UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2012

LAZARE KAPLAN INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 972-9700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under “Results of Operations” in Item 8.01 in this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

Notification of Late Filing

On April 16, 2012, Lazare Kaplan International Inc. (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2012 (“Q3 2012”).

As stated in the Form 12b-25, the Company has been unable to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”).

Accordingly, the Company is currently unable to finalize its financial statements for Q3 2012 or file its Q3 2012 Form 10-Q. Additionally, the Company remains unable to finalize its financial statements or file the corresponding (i) Form 10-K for each of its 2009 Fiscal Year, its 2010 Fiscal Year or its 2011 Fiscal Year, and (ii) Forms 10-Q for each of Q1 2010, Q2 2010, Q3 2010, Q1 2011, Q2 2011, Q3 2011, Q1 2012, or Q2 2012.

As more fully described in the Company’s filing on Form 8-K dated October 28, 2010, during the quarter ended November 30, 2010, the Company and certain of its affiliates entered into a Settlement Agreement with certain banks which resolved certain aspects of the Material Uncertainties that have prevented the Company from finalizing its financial statements. Furthermore, as more fully described in the Company’s filing on Form 8-K dated July 1, 2011, the Company entered into a Release and Settlement Agreements with certain insurance companies which further resolved certain aspects of the Material Uncertainties. In addition, as more fully described in the Company’s filing on Form 8-K dated December 29, 2011, the Company filed suit on December 23, 2011 against KBC Bank N.V. (“KBC”) and its wholly owned subsidiary, Antwerp Diamond Bank N.V. (“ADB”) – under the Racketeer Influenced Corrupt Organizations Act (“RICO”) and state law. The Company is seeking, among other things, in excess of $500 million in damages that could be trebled under RICO. The Company filed the RICO lawsuit against ADB and KBC in an effort to resolve the remaining Material Uncertainties.

The Company intends to as promptly as practicable finalize and file its Forms 10-K and Forms 10-Q for the periods referenced above with the Securities and Exchange Commission, upon the earlier to occur of (a) the successful resolution of the aspects of the remaining Material Uncertainties that have prevented the Company from timely filing its financial statements or (b) the Company concluding (together with its Independent Public Accountants) that the remaining Material Uncertainties have been resolved to such an extent that it can finalize its financial statements.

Please refer to the Forms 8-K filed by the Company on September 1, 2009, September 16, 2009, October 21, 2009, January 15, 2010, April 14, 2010, August 31, 2010, October 15, 2010, January 14, 2011, April 14, 2011, July 6, 2011 August 30, 2011, October 18, 2011, December 29, 2011, and January 18, 2012.

Other Matters

Sightholder Appointment

The Diamond Trading Company (“DTC”) is the world’s largest rough diamond selling organization. The DTC periodically appoints clients – known as “Sightholders” – who are among the world’s leading diamantaires, and are carefully chosen for their ability to add value to the diamonds sold by the DTC. The Company has been a client of the DTC for more than 60 years.

In December 2011, the DTC notified the Company that it, directly or through its subsidiaries, had been appointed as a Sightholder in London, Botswana and Namibia for the new three-year 2012-2014 Supplier of Choice contract period.

Bellataire

Through February 2012, a wholly-owned subsidiary of the Company operated under an exclusive agreement with Diamond Innovations Inc. (“DI”), with respect to certain gem diamonds that have undergone a high pressure, high temperature process to improve their color without reducing their all-natural content. The Company and DI exclusively marketed and sold the diamonds under the Bellataire® brand name through equally owned joint venture companies.

On March 14, 2012, the Company acquired DI’s interests in the joint-venture companies and certain related technology and equipment, terminated certain existing agreements with DI and entered into an exclusive processing and support agreement pursuant to which DI will continue to provide substantially similar services as it previously provided.

Patent Litigation

As disclosed in the Company’s Form 8-K dated December 20, 2010, the United States Court of Appeals for the Federal Circuit issued a unanimous decision in the case captioned Lazare Kaplan International Inc. v. Photoscribe Technologies, Inc., David Benderly, and the Gemological Institute of America, No. 2009-1251. In its decision, the Court of Appeals reversed, among other things, the District Court's ruling of non-infringement with respect to certain claims and remanded the case to the District Court for further proceedings.

On February 15, 2012, the District Court granted defendants' motion for summary judgment and held that the remanded claims are invalid. The District Court also granted defendants motion for relief from a prior judgment that the remanded claims were not invalid, and denied as moot the Company's motion for summary judgment that the defendants infringed the remanded claims.

On March 2, 2012, the Company filed a notice of appeal to the United States Court of Appeals for the Federal Circuit seeking, among other things, to reverse the District Court’s decisions.

Results of Operations

As described above, at this time, the Company is unable to resolve the remaining Material Uncertainties. As such, the Company cannot report its results of operations for Q3 2012, except as set forth below.

The Company anticipates that its reported results of operations for Q3 2012 will reflect significant changes from the corresponding period of the last fiscal year. However, the Company, at this time, can only give a reasonable estimate of its anticipated net sales for Q3 2012, which is subject to the completion of the Company’s audits for its 2009 Fiscal Year, 2010 Fiscal Year and 2011 Fiscal Year.

The Company anticipates net sales of approximately $22.4 million and $81.3 million for the three and nine months ended February 29, 2012, respectively, as compared to $39.5 million and $101.5 million for the corresponding prior year periods, respectively. The decrease in net sales for the quarter and year to date reflect lower levels of rough diamond trading and a decrease in sales of non-branded polished diamonds.

Current uncertain economic conditions continue to impact the sectors of the diamond and jewelry industry in which the Company operates. In addition, the inability of the Company to timely resolve the remainder of the Material Uncertainties has adversely impacted the Company's ability to transact business in the ordinary course to the same extent and in the same manner as it did previously. This includes, without limitation, the ability of the Company to maintain and/or expand its operations.

Forward-Looking Statements

The information provided in this Form 8-K includes forward-looking statements, including, without limitation, statements regarding financial information, the estimated timing for the completion of the Company’s financial statements and the filing of the Company’s periodic reports with the SEC.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: April 16, 2012	By: /s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer